F r a s e r a n d C o m p a n y LLP

Barristers and Solicitors

Exhibit 23.2

January 9, 2005

Re:  Legal Consent

We hereby consent to the inclusion of our name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Golden Aria Corp.

Yours truly,

FRASER and COMPANY

Per: /s/ Ailin Wan

Ailin Wan

Suite 1200-999 West Hastings Street, Vancouver, B.C. V6C 2W2
Tel: (604) 669-5244 Fax: (604) 669-5791 E-mail: fraser@fraserlaw.com